UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT 0F 1934

Date of Report (Date of Event): July 16, 2010 (July 15, 2010)

Commission File Number 000-53605

OPTIMIZERX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

407 Sixth Street, Rochester, MI 48307
(248) 651-6558
(Address of principal executive offices, including zip code)

________________________________________
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 15, 2010, the Board of Directors approved the Amended and Restated Bylaws of OptimizeRx Corporation. The Amended and Restated Bylaws became effective on July 15, 2010.

The revisions to the corporation’s bylaws effectuated by the Amended and Restated Bylaws include:

(i)	correcting the name of the corporation,
(ii)	making conforming changes to reflect that the corporation is a Nevada corporation,
(iii)	changing the date of the annual meeting of the shareholders to occur on or before June 30th of each year,
(iv)	permitting the principal office of the corporation to be within or outside of Nevada,
(v)	changing the requisite number of directors to not less than three (3) persons and not more than seven (7) persons,
(vi)	clarifying that the position of the Chairman of the Board is a position of employment and executive office with the corporation, and
(vii)
clarifying that the bylaws may be amended, revised, or repealed or new bylaws may be adopted by a majority of the shareholders at a legal meeting of the shareholders entitled to vote or by a resolution adopted by a majority of the directors then in office.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number

3.1           Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: July 16, 2010
By:           /s/ H. David Lester
H. David Lester, President & CEO

Exhibit Index

Exhibit No.                  Description

3.1                                Amended and Restated Bylaws